As filed with the Securities and Exchange Commission on December 12, 2001
                                              Registration No.
--------------------------------------------------------------------------
--------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                         Regions Financial Corporation
             (Exact Name of Registrant as Specified in its Charter)
                              --------------------
                Delaware                                 63-0589368
     (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)

     417 North 20th Street, Birmingham, AL                  35203
     (Address of Principal Executive Offices)            (Zip Code)

                  Stock Options Issued Under Assumed Park Meridian
                     Financial Corporation Stock Option Plans
                         Employee Stock Option Plan
                Stock Option Plan for Non-Employee Directors

                             (Full Title of Plan)
                              --------------------

                              Samuel E. Upchurch, Jr.
                     General Counsel and Corporate Secretary
                              417 North 20th Street
                              Birmingham, AL 35203
                    (Name and address of agent for service)

                                 (205) 326-7860
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------
                                   Copies to:

                               Charles C. Pinckney
                      Lange, Simpson, Robinson & Somerville LLP
                        417 North 20th Street, Suite 1700
                               Birmingham, Al 35203
                                 (205) 250-5000

                              --------------------

                              --------------------
                     CALCULATION OF REGISTRATION FEE

  Title of                                 Proposed maximum          Proposed maximum
 securities to           Amount to be        offering price             aggregate              Amount of
be registered            registered            per share*            offering price**        registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock, par         202,186              $23.90                 $4,245,613.50              $1,014.70
value $.625 per share
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

* Maximum option exercise price of stock options with exercise prices in the range from $7.92 to $23.90.

** Calculated pursuant to Rule 457(h) based on the option exercise prices and number of shares issuable at each price.

                              PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, previously filed by Regions Financial Corporation ("Regions" or the "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference:

       a. Regions' Annual Report on Form 10-K for the year ended December 31, 2000;

       b. Regions' Quarterly Reports on Form 10-Q for the three month periods ended March 31, June 30, and September 30, 2001;

       c. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for the period since December 31, 2000.

       d. The description of Regions Common Stock under the heading "Item 1. Capital Stock to be Registered" in the registration statement on Form 8-A of Regions relating to Regions Common Stock and in any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES

     Not applicable to this Registration Statement.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL

     An opinion on the legality of the shares which are the subject of this registration statement is given by Lange, Simpson, Robinson & Somerville LLP, 417 North 20th Street, Birmingham, Alabama, 35203. Henry E. Simpson, partner of the firm, is a director of Regions. As of December 11, 2001, attorneys in the law firm of Lange, Simpson, Robinson & Somerville LLP owned an aggregate of 242,610 shares of Regions Common Stock.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Tenth of the Certificate of Incorporation of the Registrant provides:

             "(a) The corporation shall indemnify its officers, directors, employees, and agents to the full extent permitted by the General Corporation Law of Delaware. (b) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law;
	or (iv) for any transaction from which the director derived an improper personal benefit."

     Section 145 of the Delaware General Corporation law empowers the Company to indemnify its officers and directors under certain circumstances. The pertinent provisions of that statute read as follows:

           "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

           "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

           "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

           "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

           "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

           "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

           "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

           "(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

           "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Company has purchased a directors' and officers' liability insurance contract which provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity result in liability, or to the Registrant, in the event it has indemnified the director or officer. Major exclusions from coverage include libel, slander, personal profit based on inside information, illegal payments, dishonesty, accounting of securities profits in violation of Section 16(b) of the Securities Exchange Act of 1934 and acts within the scope of the Pension Reform Act of 1974.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable to this Registration Statement.

ITEM 8.     EXHIBITS.

     See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represents a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED HOWEVER, that such undertakings set forth in (i) and (ii) above do not apply to the extent the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     The undersigned Registrant further undertakes, that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 11, 2001.



                                          REGISTRANT:

                                          REGIONS FINANCIAL CORPORATION


                                        BY: /s/ Richard D. Horsley
                                            -----------------------------
                                                 Richard D. Horsley
                                             Vice Chairman of the Board and
                                              Executive Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



      SIGNATURE                       TITLE                      DATE
---------------------------- ----------------------------  ------------------

            *
---------------------------  Chairman, President and Chief   December 11, 2001
Carl E. Jones, Jr.           Executive Officer and Director
                            (principal executive officer)

/s/ Richard D. Horsley
---------------------------  Vice Chairman of the Board and  December 11, 2001
Richard D. Horsley            Executive Financial Officer
                                     and Director
                             (principal financial officer)
            *
---------------------------  Executive Vice President and    December 11, 2001
D. Bryan Jordan                      Comptroller
                            (principal accounting officer)

            *
---------------------------         Director                 December 11, 2001
Sheila S. Blair

            *
---------------------------         Director                 December 11, 2001
James B. Boone, Jr.

            *
---------------------------         Director                 December 11, 2001
James S.M. French

            *
---------------------------         Director                 December 11, 2001
Olin B. King

            *
---------------------------         Director                 December 11, 2001
Allen B. Morgan, Jr.


---------------------------         Director
Michael W. Murphy

            *
---------------------------         Director                 December 11, 2001
Henry E. Simpson


---------------------------         Director
Lee J. Styslinger, Jr.

            *
---------------------------         Director                 December 11, 2001
W. Woodrow Stewart

            *
---------------------------         Director                 December 11, 2001
John H. Watson

            *
---------------------------         Director                 December 11, 2001
C. Kemmons Wilson, Jr.


* By /s/ Richard D. Horsley as attorney-in-fact              December 11, 2001
     pursuant to a power of attorney.

                              INDEX TO EXHIBITS


                                                      Sequential
Exhibit                                                 Page
Number                    Description                  Number


4.1     Park Meridian Bank Employee Stock Option Plan

4.2     Park Meridian Bank Stock Option Plan for
        Non-Employee Directors

5.1     Opinion Re: legality, of Lange, Simpson,
        Robinson & Somerville LLP dated December 11, 2001

23.1    Consent of Ernst & Young LLP.

23.2    Consent of Lange, Simpson, Robinson &
        Somerville LLP -- Included in Exhibit 5.1

24.1    Power of attorney

                                                          EXHIBIT 4.1
                           PARK MERIDIAN BANK

                        EMPLOYEE STOCK OPTION PLAN
                              (AS AMENDED)


          1.  PURPOSE

          The purpose of the Park Meridian Bank Employee Stock Option Plan (the "Plan") is to promote the growth and profitability of Park Meridian Bank (the "Bank") from time to time by increasing the personal participation of officers and key employees in the financial performance of the Bank, by enabling the Bank to attract and retain officers and key employees of outstanding competence and by providing employees with an equity opportunity in the Bank. This purpose will be achieved through the grant of stock options ("Options") to purchase shares of common stock of the Bank ("Common Stock").

          2.  ADMINISTRATION

          The Plan shall be administered by the Bank's Board of Directors (the "Board"); provided, however, that, if the Board includes members who are not "disinterested persons" (as defined in Rule 1 6b-3 promulgated under the Securities Exchange Act of 1934, as amended, (made applicable to the Bank under F.D.I.C. Rule 335.410) or any applicable successor rule or regulation ("Rule 16b-3")), then all authority of the Board under the Plan shall be exercised by a committee of the Board (the "Committee") composed solely of all members thereof who are "disinterested persons" (as so defined).

          The Board or Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of officers and key employees eligible to participate in the Plan the officers and key employees eligible to whom Options shall be granted;
(iii) within the limits established herein, determine the number of shares to be subject to, the exercise price of, and the term of each Option granted to each of such officers and key employees; (iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted to officers or key employees;
(vi) make special grants of Options to officers or key employees when determined to be appropriate; (vii) provide, if appropriate, for the exercisability of Options granted to officers or key employees in installments or subject to specified conditions; (viii) determine the method of exercise of Options granted to officers or key employees under the Plan; (ix) adopt, amend, and rescind general and special rules and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.

          Any action which the Board or Committee is authorized to take may be taken without a meeting if all the members of the Board or Committee sign a written document authorizing such action to be taken, unless different provision is made by the By-Laws of the Bank or by resolution of the Board or Committee.

          The Board or Committee may designate selected Board or Committee members or certain employees of the Bank to assist the Board or Committee in the administration of the Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Board or Committee; subject in each such case to the requirements of Rule 16b-3.

          No member or the Board or Committee or employee of the Bank assisting the Board or Committee pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.

          3.  STOCK SUBJECT TO PLAN

          The stock to be offered under this Plan shall be authorized but unissued shares of Common Stock, shares of Common Stock previously issued and thereafter acquired by the Bank, or any combination thereof. An aggregate of 201,494 shares are reserved for the grant under this Plan of Options. Any or all of the options granted hereunder may, at the Board's or Committee's discretion, be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The number of shares which may be granted under this Plan may be adjusted to reflect any change in the capitalization of the Bank as contemplated by Section 9 of the Plan and occurring after the adoption of this Plan. The Board or Committee will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

          4.  OPTIONS FOR OFFICERS AND KEY EMPLOYEES

          a.  Eligibility and Factors to be Considered in Granting Options

          The grant of Options under this Section 4 shall be limited to those officers and key employees of the Bank who effect the Bank's long-term performance and are selected by the Board or Committee. In making any determination as to the officer(s) and key employee(s) to whom Options shall be granted under this Plan and as to the number of shares to be subject thereto, the Board or Committee shall take into account, in each case, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan.

          Options may be granted under this Plan only for a reason connected with an officer's or key employee's employment by the Bank.

          b.  Allotment of Shares

          The Board or Committee may, in its sole discretion and subject to the provisions of this Plan, grant to participants eligible under this Plan, on or after the date hereof, Options to purchase shares of Common Stock. Options granted under this Plan may, at the discretion of the Board or Committee, be:
(i) Options which are intended to qualify as incentive stock options under
Section 422 of the Code; (ii) Options which are not intended so to qualify under Section 422 of the Code; or (iii) both of the foregoing, if granted separately, and not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an incentive stock option or not.

          Options granted under this Plan may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Board or Committee, in its sole discretion, may from time to time determine. No single person may be granted options to purchase more than twenty percent of the shares of Common Stock reserved under this Plan.

          In the case of Options intended to be incentive stock options, the aggregate fair market value (determined at the time of the Options' respective grants) of the shares with respect to which incentive stock options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code) shall not exceed $100,000. Options under this Plan not intended to qualify as incentive stock options under Section 422 of the Code may be granted to any Plan participant without regard to the Section 422(d) limitations.

          c.  Option Price

          The price per share at which each Option granted under this Plan may be exercised shall be such price as shall be determined by the Board or Committee at the time of grant based on such criteria as may be adopted by the Board or Committee at the time of grant in good faith, taking into account, in each case, the market price of the Common Stock, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person, and such additional factor or factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan; provided, however, that in no event shall the exercise price per share of an Option be less than 100% of the fair market value of the Bank's shares of Common Stock on the date the Option is granted. In the case of an Option intended to qualify as an incentive stock option under Section 422 of the Code, the price per share for owners of more than 10% of the total combined voting power of all classes of stock of the Bank shall not be less than 110% of the fair market value of the Common Stock at the time such Option is granted.

          If the Bank's shares of Common Stock are:

          (1) actively traded on any national securities exchange or NASDAQ system that reports their sales prices, fair market value shall be the average of the high and low sales prices per share on the date the Board or Committee grants the Option;

          (2) otherwise traded over the counter, fair market value shall be the average of the final bid and asked prices for the shares of Common Stock as reported for the date the Board or Committee grants the Option; or

          (3) not traded, the Board or Committee shall consider any factor or factors which it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction which by its terms will never lapse.

          d.  Term of Option

          The term of each Option granted under this Plan shall be established by the Board or Committee, but shall not exceed 10 years (or 5 years for owners of more than 10% of the total combined voting power of all classes of stock of the Bank) from the date of the grant.

          e.  Time of Granting Options

          The date of grant of an Option under this Plan shall, for all purposes, be the date on which the Board or Committee makes the determination of granting such Option. Notice of the determination shall be given to each officer or key employee to whom an Option is so granted within a reasonable time after the date of such grant.

          f.  Cancellation and Replacement of Options

          The Board or Committee may at any time or from time to time permit the voluntary surrender by the holder of any outstanding Option granted under this Plan where such surrender is conditioned upon the granting under this Plan to such holder of new Option(s) for such number of shares as the Board or Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant under this Plan of new Option(s) to such holder.

          The Board or Committee shall determine the terms and conditions of any such new Option(s), including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Option(s) surrendered. Any such new Option(s) shall be subject to all the relevant provisions of this Plan.

          The shares subject to any Option so surrendered shall no longer be charged against the limitation or limitations provided in Section 3 of this Plan and may again become shares subject to the same applicable limitations of this Plan.

          The granting of new Option(s) in connection with the surrender of outstanding Option(s) under this Plan shall be considered for the purposes of the Plan as the grant of new Option(s) and not an alteration, amendment or modification of the Plan or of the Option(s) being surrendered.

          5.  NON-TRANSFERABILITY

          An Option granted to a participant under this Plan shall not be transferable by him or her except: (i) by will; (ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the case of an Option intended to be an incentive stock option, such Option shall not be transferable by a participant other than by will or the laws of descent and distribution and during the optionee's lifetime shall be exercisable only by him or her.

          6.  EXERCISABILITY OF OPTIONS

          Subject to the provisions of this Plan, an Option granted under this Plan shall be exercisable at such time or times after the date of grant thereof, according to such schedule and upon such conditions as may be determined by the Board or Committee at the time of grant.

     For a period of six months commencing on the date of grant of an Option hereunder to a participant, such participant may not sell any share(s) of Common Stock acquired upon exercise of such Option.

     Any Option granted under this Plan which is intended to qualify as an incentive stock option under Section 422 of the Code shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be an employee of the Bank, unless the optionee shall (a) die while an employee of the Bank, in which case the participant's legatee(s) under his or her last will or the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of such Option at any time within one year, but not beyond the expiration of its term, after the participant's death to the extent the optionee could have exercised the Option immediately prior to his or her death or in the amount purchasable under the Option immediately after the death of the optionee, whichever is greater, (b) become permanently or totally disabled within the meaning of section 22(e)(3) of the Code (or any successor provision) while an employee of the Bank, in which case the participant or his or her personal representative may exercise the previously unexercised portion of such Option at any time within one year, but not beyond the expiration of its term, after termination of his or her employment or directorship to the extent the optionee could have exercised the Option immediately prior to such termination, or (c) resign or retire with the consent of the Bank or have his or her employment with the Bank terminated by the Bank terminated the participant may exercise the previously unexercised portion of such Option at any time within three months, but not beyond the expiration of its term, after the participant's resignation, retirement or employment termination to the extent the optionee could have exercised the Option immediately prior to such resignation, retirement or employment termination.

     Any Option granted under this Plan which is intended not to qualify as an incentive stock option under Section 422 of the Code shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be an employee of the Bank, unless the optionee shall (a) die while an employee of the Bank, in which case the participants legatee(s) under his or her last will or the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of such Option at any time within two years after the participant's death to the extent the optionee could have exercised the Option immediately prior to his or her death or in the amount purchasable under the Option immediately after the death of the optionee, whichever is greater, (b) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while an employee of the Bank, in which case the participant or his or her personal representative may exercise the previously unexercised portion of such Option at any time within two years after termination of his or her employment to the extent the optionee could have exercised the Option immediately prior to such termination, (c) resign with the consent of the Bank or have his or her employment with the Bank terminated by the Bank for any reason other than an "Immediate Termination Reason" (as defined below), in which case of resignation or termination the participant may exercise the previously unexercised portion of such Option at any time within three months after the participant's resignation or employment termination to the extent the optionee could have exercised the Option immediately prior to such resignation or employment termination, (d) retire with the consent of the Bank after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Bank, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term to the extent the optionee could have exercised the Option immediately prior to such retirement, or (e) retire with the consent of the Bank in any circumstance not covered by the preceding clause (d), in which case the participant may exercise the previously unexercised portion of such Option at any time within two years after the participant's retirement to the extent the optionee could have exercised the Option immediately prior to such retirement.

     For purposes of this Section 6, employment termination for an "Immediate Termination Reason" means termination of employment by reason of gross misconduct, which will include but may not be limited to the following: (i) obvious intoxication on the job or possession of any alcoholic substance on the premises of the Bank, or (ii) misuse of Bank assets (which shall include but be limited to cash, equipment, and/or other assets).

     In no event may an Option be exercised after the expiration of its fixed term.

     7.  METHOD OF EXERCISE

     Each Option granted under the Plan shall be deemed exercised when the holder (a) shall indicate the decision to do so in writing delivered to the Bank, (b) shall at the same time tender to the Bank payment in full in cash of the exercise price for the shares for which the Option is exercised, (c) shall tender to the Bank payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise, and (d) shall comply with such other reasonable requirements as the Board or Committee may establish.

     No person, estate, or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate for the shares has been delivered.

     An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option.

     8.  TERMINATION OF OPTIONS

     An Option granted under this Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of this Plan and such Option, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any Option or portion thereof, which terminates, shall no longer be charged against the applicable limitation or limitations provided in Section 3 of this Plan and may again become shares available for the purposes, and subject to the same applicable limitations, of this Plan.

     9.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of any change in the outstanding Common Stock of the Bank by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the shares available for purposes of this Plan and the number and kind of shares under option in outstanding option agreements pursuant to this Plan and the option price under such agreements shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan to the Bank and the benefits to the holders of such Options; provided in the case of incentive stock options that, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Option immediately after such event over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such event over the aggregate option price of such shares.

     Adjustments under this Section shall be made by the Board or Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.

     10.  COMPLIANCE WITH SECURITIES LAWS AND OTHER REQUIREMENTS

     No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Bank shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Chapter 53 of the North Carolina General Statutes and the regulations of the North Carolina Banking Commission thereunder, the regulations of the Federal Deposit Insurance Corporation, the North Carolina Uniform Securities Act, as amended, any other applicable state securities law(s) and the requirements of any exchange on which the Common Stock may, at the time, be listed.

     In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board or Committee may require reasonable evidence as to the ownership of the Option and may require such consents and releases of taxing authorities as it may deem advisable.

     11.  NO RIGHT TO EMPLOYMENT

     Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any employee participant under the Plan any right to continue in the employ of the Bank or shall in any way affect the right and power of the Bank to terminate the employment with the Bank of any participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Bank might have done if this Plan had not been adopted.

     12.  AMENDMENT AND TERMINATION

     The Board or Committee may at any time suspend, amend, or terminate this Plan. The Board or Committee may make such modifications of the terms and conditions of a holder's Option as it shall deem advisable. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

     In addition to the Board or Committee approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Plan (other than an increase pursuant to Section 9 hereof); (iii) change the class or classes of individuals eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment must be approved by the holders of the Bank's capital stock in the manner required by Chapter 53 of the North Carolina General Statutes.

     13.  USE OF PROCEEDS

     The proceeds received by the Bank from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes as determined by the Board.

     14.  INDEMNIFICATION OF BOARD OR COMMITTEE

     In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board or Committee shall to the fullest extent permitted by law, be indemnified by the Bank against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Bank) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Board member or Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member or Committee member shall in writing offer the Bank the opportunity, at its own expense, to handle and defend the same.

     15.  EFFECTIVE DATE OF THE PLAN

     This Plan was adopted by the Board of the Bank on March 18, 1994, and shall be effective as of such date, subject to its approval by the appropriate shareholder vote at the next ensuing annual meeting of shareholders of the Bank and the approval of the North Carolina Banking Commission.

     16.  DURATION OF THE PLAN

     Unless previously terminated by the Board or Committee, this Plan shall terminate at the close of business on March 18, 2004, and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted under this Plan.

                                                           EXHIBIT 4.2



                        PARK MERIDIAN BANK
              STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


     1. Purpose.

     The general purpose of this Stock Option Plan for Directors (this "Plan") is to provide a one-time grant of options to the directors of Park Meridian Bank (the "Bank") who are not employees of the Bank.

     2.  Effective Date.

     The effective date (the "Effective Date") of this plan shall be the later to occur of the following: (i) the adoption of this Plan by the Board of Directors of the Bank; (ii) the approval of this Plan by the affirmative vote of two-thirds (2/3) of the outstanding shares of voting stock of the Bank; and
(iii) the approval of this Plan by the Commissioner of Banks of the State of North Carolina (the "Commissioner").

     3.  Grant of Options.

     On the Effective Date, the Bank shall issue to each person who is then a director of the Bank an option to purchase up to 10,000 shares of common stock having the terms set forth in this Plan; provided, however, that the Bank shall issue to the Chairman of the Board of Directors an option to purchase up to 15,000 shares of common stock. Subsequent to the Effective Date, the Board of Directors may award options under the terms of this Plan to any other person upon such person's election to the Board of Directors.

     4.  Term of Options.

     Options issued under this Plan shall expire if not exercised by the date ten years after the date the options are issued.

     5.  Exercise Price.

     The exercise price per share of options issued under this Plan shall be the fair market value of a share of common stock of the Bank on the date the options are issued as determined by the Board of Directors of the Bank; provided, however, that such fair market value shall be no less than the per share price paid in the stock transfer most recently preceding the Effective Date to the extent the Bank is given notice of the price paid in such transaction and to the extent such transaction occurred within one month of the Effective Date.

     6.  Recapitalization.

     Appropriate adjustments shall be made in the number of shares and in the option price per share to give effect to adjustments made in the number of shares of common stock of the Bank through a recapitalization, reclassification, combination, stock dividend, stock split or other relative change.

     7.  Transfer of Options.

     No option issued under this Plan may be assigned or transferred, except for transfers by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)(l) of the Internal Revenue Code, or any successor provision.

     8.  Manner of Exercise.

     An option must be exercised for cash. An option may be exercised for any lesser number of shares than the full amount for which it could be exercised, and any partial exercise shall not affect the right to exercise the option for the remaining shares.

     9.  Termination.

     This Plan shall terminate automatically in the event that this Plan is not approved by the holders of two-thirds (2/3) of the outstanding shares of voting stock of the Bank at the 1998 annual meeting of shareholders of the Bank or any postponements or adjournments thereof or if this Plan is not approved by the Commissioner. Upon issuance of all options under this Plan, the Plan will terminate.

     10.  Common Shares Subject to Plan.

     The total number of shares that may be made subject to options granted under this Plan shall not exceed 66,000. In the event that on the Effective Date, there are more than 15 directors of the Bank, the number of shares subject to an option granted under this Plan shall be reduced pro rata.

     11.  Amendment.

     The Board of Directors of the Bank may, at any time, amend this Plan. However, the Board of Directors may not amend this Plan (i) to materially increase the benefits accruing to participants, (ii) to increase the number of securities issuable under the Plan, (iii) change the class of individuals eligible to receive options, or (iv) otherwise materially modify the requirements for eligibility. The Board of Directors may also modify the terms and conditions of any outstanding options to the same extent. Notwithstanding the foregoing, no action may be taken that would alter or impair any rights or obligations under any outstanding option without the consent of the holder of the option.

                                                           EXHIBIT 5.1

                   LANGE, SIMPSON, ROBINSON & SOMERVILLE LLP
                       417 NORTH 20TH STREET, SUITE 1700
                           BIRMINGHAM, ALABAMA 35203
                           TELEPHONE: (205) 250-5000
                           FACSIMILE: (205) 250-5034

                                  December 11, 2001


Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama  35203


Ladies and Gentlemen:


     We render this opinion as counsel for Regions Financial Corporation, a Delaware corporation ("the Company") in connection with its registration statement on Form S-8 for shares of its common stock to be issued under those certain stock option plans assumed by the Company in the acquisition of Park Meridian Financial Corporation (the "assumed stock options"). We have considered the terms of the assumed stock options and the pertinent definitive acquisition agreement, and we have examined such other documents and records as we have deemed necessary to examine for the purpose of giving this opinion.

     Based upon the foregoing, it is our opinion that, when shares of common stock of the Company are issued upon exercise of an Assumed Stock Option and upon payment of the consideration therefore, such shares will be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

     We consent to the inclusion of this opinion as an exhibit of the registration statement and to the reference to this firm in Part II of the Registration Statement.

                                Yours truly,


               /s/ Lange, Simpson, Robinson & Somerville LLP

                                                           EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Regions Financial Corporation pertaining to the stock options assumed in the acquisition of Park Meridian Financial Corporation of our report dated January 24, 2001 (except Note Y as to which the date is March 5, 2001), with respect to the consolidated financial statements of Regions Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP


Birmingham, Alabama
December 10, 2001

                                                                   EXHIBIT 24.1

                          REGIONS FINANCIAL CORPORATION

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of REGIONS FINANCIAL CORPORATION (the "Corporation") hereby constitute and appoint Richard D. Horsley and Samuel E. Upchurch, Jr., and each of them, the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution and resubstitution, and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to stock options assumed in the acquisition of Park Meridian Financial Corporation and to sign any and all amendments to such Registration Statements.


      SIGNATURE                       TITLE                            DATE
---------------------------   -----------------------------       -------------

/s/ Carl E. Jones, Jr.
--------------------------     Chairman of the Board, President   July 18, 2001
 Carl E. Jones, Jr.             and Chief Executive Officer
                                      and Director
                             (principal executive officer)

/s/ Richard D. Horsley
--------------------------       Vice Chairman of the Board and   July 18, 2001
 Richard D. Horsley            Executive Financial Officer
                                      and Director
                              (principal financial officer)

/s/ D. Bryan Jordan
-----------------------------    Executive Vice President and     July 18, 2001
D. Bryan Jordan                        Comptroller
                             (principal accounting officer)

/s/ Sheila S. Blair
------------------------------          Director                  July 18, 2001
 Sheila S. Blair


/s/ James B. Boone, Jr.
------------------------------          Director                  July 18, 2001
 James B. Boone, Jr.


/s/ James S.M. French
------------------------------          Director                  July 18, 2001
 James S.M. French


/s/ Olin B. King
------------------------------          Director                  July 18, 2001
 Olin B. King


/s/ Allen B. Morgan, Jr.
-----------------------------          Director                   July 18, 2001
 Allen B. Morgan, Jr.


------------------------------          Director
 Michael W. Murphy


/s/ Henry E. Simpson
------------------------------          Director                  July 18, 2001
 Henry E. Simpson


------------------------------          Director
 Lee J. Styslinger, Jr.


/s/ W. Woodrow Stewart
------------------------------          Director                  July 18, 2001
W. Woodrow Stewart


/s/ John H. Watson
------------------------------          Director                  July 18, 2001
 John H. Watson


/s/ C. Kemmons Wilson, Jr.
------------------------------          Director                  July 18, 2001
 C. Kemmons Wilson, Jr.